As filed with the Securities and Exchange Commission on June 1, 2000
                                                   Registration No. 333-________


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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ADOLPH COORS COMPANY
             (Exact name of registrant as specified in its charter)


        Colorado                                              84-0178360
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


311 10TH STREET
P.O. BOX 4030
GOLDEN, COLORADO                                                 80401-0030
(303) 279-6565                                                   (Zip Code)
(Address of principal executive offices)


                    ADOLPH COORS COMPANY EQUITY INCENTIVE PLAN
                             (Full title of plan)


                                                  --WITH A COPY TO--
PETER H. COORS                                     THOMAS A. RICHARDSON, ESQ.
ADOLPH COORS COMPANY                               HOLME ROBERTS & OWEN LLP
311 10TH STREET                                    1700 LINCOLN STREET
P.O. BOX 4030                                      SUITE 4100
GOLDEN, COLORADO 80401-0030                        DENVER, COLORADO 80203
(303) 279-6565                                     (303) 861-7000
                 (Name and address of agent for service)
        (Telephone number, including area code, of agent for service)




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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------


                                                     PROPOSED
                                   PROPOSED          MAXIMUM
                       AMOUNT      MAXIMUM           AGGREGATE    AMOUNT OF
TITLE OF SECURITIES    TO BE       OFFERING PRICE    OFFERING     REGISTRATION
TO BE REGISTERED       REGISTERED  PER SHARE         PRICE        FEE
------------------------------------------------------------------------------

Class B
Common Stock        716,886 shares    (1)             (1)           (1)

-------------
(1) The Registrant previously filed registration statements on Form S-8 to register the issuance of shares pursuant to the Adolph Coors Company 1983 Non-Qualified Stock Option Plan, as Amended (the "Old Plan") on March 16, 1984, as amended on April 4, 1984, and January 17, 1986, Registration Nos. 2-90009 and 33-02761, respectively (the "Earlier Forms S-8"). The Earlier Forms S-8 registered 4,000,000 shares of Class B Common Stock for issuance under the Old Plan. There currently are 716,886 shares registered for issuance under the Old Plan that have not been issued (the "Unissued Shares"). The Registrant paid fees totaling $13,994.90 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier registration statements and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid by the Registrant on March 16, 1984, and January 17, 1986.


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                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8.

The Form S-8 filed with the Commission on May 24, 1990 by Adolph Coors Company (the "Registrant" or the "Company"), File Number 33-35035, is hereby incorporated by reference into this Form S-8.

The Registrant hereby registers an additional 716,886 shares of the Company's Class B Common Stock for issuance pursuant to Adolph Coors Company Equity Incentive Plan (the "Plan").

The Registrant previously filed registration statements on Form S-8 to register the issuance of shares pursuant to the Adolph Coors Company 1983 Non- Qualified Stock Option Plan, as Amended (the "Old Plan") on March 16, 1984, as amended on April 4, 1984, and January 17, 1986, Registration Nos. 2-90009 and 33-02761, respectively (the "Earlier Forms S-8"). The Earlier Forms S-8 registered 4,000,000 shares of Class B Common Stock for issuance under the Old Plan. There currently are 716,886 shares registered for issuance under the Old Plan that have not been issued (the "Unissued Shares"). Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from the Earlier Forms S-8 for issuance pursuant to the Plan.

In accordance with instructions from the SEC, the Registrant is concurrently filing a Post-Effective Amendment Nos. 1 and 2 to the Earlier Forms S-8 to deregister the issuance of the Unissued Shares pursuant to the Old Plan.

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's annual report on Form 10-K for the year ended December 26, 1999, filed with the Commission on March 24, 2000;

(b) The Registrant's quarterly report on Form 10-Q for the period ended March 26, 2000, filed with the Commission on May 10, 2000; and

(c) The description of Class B Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed with the Commission on February 10, 1999.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by


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reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.  Exhibits

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature pages hereof.


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                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on the 1st day of June, 2000.

ADOLPH COORS COMPANY



By: /s/ Peter H. Coors
    ------------------------
    Peter H. Coors
    Chief Executive Officer and President


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                                   Signatures

                                Power of Attorney

We, the undersigned officers and directors of Adolph Coors Company hereby severally constitute and appoint, Peter H. Coors and W. Leo Kiely III, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Class B Common Stock which may be acquired pursuant to the Adolph Coors Company Equity Incentive Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Class B Common Stock with Blue Sky authorities and with the New York Stock Exchange; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME                       TITLE                      DATE


/s/ William K. Coors        Chairman of the Board             June 1, 2000
-----------------------
William K. Coors


/s/ Peter H. Coors          Director, Chief Executive         June 1, 2000
----------------------      Officer and President
Peter H. Coors


/s/ W. Leo Kiely III        Director                          June 1, 2000
----------------------
W. Leo Kiely III


                            Director                          June _, 2000
----------------------
Luis G. Nogales


/s/ Pamela H. Patsley       Director                          June 1, 2000
----------------------
Pamela H. Patsley


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/s/ Wayne R. Sanders        Director                          June 1, 2000
----------------------
Wayne R. Sanders

/s/ Albert C. Yates         Director                          June 1, 2000
----------------------
Albert C. Yates

/s/ Olivia M. Thompson      Vice President, Controller,       June 1, 2000
----------------------      Assistant Treasurer
Olivia M. Thompson

/s/ Timothy V. Wolf         Vice President,                   June 1, 2000
----------------------      Chief Financial Officer
Timothy V. Wolf


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                                  EXHIBIT INDEX

Exhibit
Number     Description

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature pages hereof.